UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2021 (December 28, 2021)

Athena Technology Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Townpark Drive, Suite 300 Kennesaw, GA 30144	30144
(Address of Principal Executive Offices)	(Zip Code)

(970) 924-0046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-third of one redeemable warrant	ATHN.U	The New York Stock Exchange
Class A common stock, $0.0001 par value	ATHN	The New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ATHN.WS	The New York Stock Exchange

defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 28, 2021, Athena Technology Acquisition Corp., a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, a total of 24,913,809 (70.15%) of the Company’s issued and outstanding shares of common stock held of record as of November 23, 2021, the record date for the Special Meeting, were present either in person (including by virtual presence online at the virtual Special Meeting) or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which was approved and described in more detail in the Company’s definitive proxy statement/prospectus (file no. 333-258606), initially filed with the Securities and Exchange Commission on August 9, 2021, as amended and supplemented to date (the “S-4”). The final vote tabulation for each proposal is set forth below.

1.  Business Combination Proposal. To approve and adopt the Business Combination Agreement, dated as of July 6, 2021 (as amended, the “Business Combination Agreement”), by and among the Company, HelioMax Merger Sub, Inc., a Delaware corporation (“HelioMax Merger Sub”) and Heliogen, Inc., a Delaware corporation (“Heliogen”), and approve the other transactions contemplated thereby (collectively, the “Business Combination”), including the merger of HelioMax Merger Sub with and into Heliogen, with Heliogen surviving the merger, and the issuance of common stock to holders of Heliogen’s capital stock as merger consideration. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,766,362	2,112,922	34,525	0

2.  The NYSE Stock Issuance Proposal. To approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (“NYSE”), the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination, and the transactions contemplated by the Subscription Agreements (as defined in the S-4), including approximately 202,500,000 shares of common stock (as may be adjusted in accordance with the Business Combination Agreement) to holders of Heliogen’s capital stock, 16,500,000 shares of common stock to investors in a private placement and 510,000 shares of common stock to Athena Technology Sponsor, LLC, a Delaware limited liability company, pursuant to the Sponsor Support Agreement (as defined in the S-4). The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,745,033	2,128,829	39,947	0

3.  Charter Amendment Proposal. To approve certain changes, including but not limited to changing the post-combination company’s corporate name from “Athena Technology Acquisition Corp.” to “Heliogen, Inc.,” increasing the number of shares authorized for issuance and eliminating certain provisions specific to the Company’s status as a blank check company. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,761,281	2,113,570	38,958	0

4.  The Incentive Plan Proposal. To approve the Heliogen, Inc. 2021 Equity Incentive Plan, including the authorization of the initial share reserve under the Heliogen, Inc. 2021 Equity Incentive Plan. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,850,661	3,014,608	48,540	0

5.  The Employee Stock Purchase Plan Proposal.  To approve the Heliogen, Inc. 2021 Employee Stock Purchase Plan. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,752,452	2,118,804	42,553	0

6.  Election of Directors Proposal. To consider and vote upon a proposal to elect, effective at the closing of the Business Combination, seven directors to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meetings of the Company’s stockholders, respectively, and until their respective successors are duly elected and qualified. The final voting tabulation for this proposal was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bill Gross	22,759,173	2,113,836	0
Phyllis W. Newhouse	22,759,173	2,113,836	0
Stacey Abrams	22,759,173	2,113,836	0
Paddy Padmanathan	22,759,173	2,113,836	0
Julie M. Kane	22,759,173	2,113,836	0
Robert Kavner	22,759,173	2,113,836	0
David Crane	22,759,173	2,113,836	0

Item 7.01 Regulation FD Disclosure.

On December 28, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Additionally, 22,728,650 shares of the Company’s common stock were redeemed in connection with the Special Meeting.

The information in this Item 7.01, and in Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press release, dated December 28, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2021

By:	/s/ Phyllis W. Newhouse
Name:	Phyllis W. Newhouse
Title:	Chief Executive Officer

3